UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34960	27-0756180

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1240 Woodward Avenue, Detroit, Michigan	48265

(Address of principal executive offices)	(Zip Code)

(313) 667-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry Into a Material Definitive Agreement

See Item 2.03 below.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 23, 2026, General Motors Company (“GM”) entered into an Eighth Amended and Restated 364-Day Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, the other lenders named therein, and General Motors Financial Company, Inc. (the “364-Day Facility”). The 364-Day Facility is unsecured, consists of a 364-day, $2.0 billion facility and matures on March 22, 2027.

The 364-Day Facility is available to GM as well as certain of its wholly owned subsidiaries. However, GM has allocated the 364-Day Facility for exclusive use by General Motors Financial Company, Inc. The 364-Day Facility allows for borrowing in U.S. Dollars only. GM has guaranteed the obligations of subsidiary borrowers under the 364-Day Facility.

Interest rates on obligations under the 364-Day Facility are based on prevailing annual interest rates for Term SOFR loans, Daily Simple SOFR loans or an alternative base rate, each subject to an applicable margin. This applicable margin will be based upon the credit rating assigned to the 364-Day Facility or to senior, unsecured long-term indebtedness of GM.

The 364-Day Facility contains representations, warranties and covenants that are typical for this type of facility. These covenants include restrictions on mergers or sales of assets, limitations on the incurrence of indebtedness and requirements for subsidiaries to guarantee the obligations, in each case subject to conditions, exceptions and limitations. The 364-Day Facility also requires that GM maintain at least $4.0 billion in global liquidity and at least $2.0 billion in U.S. liquidity.

Some of the lenders under the 364-Day Facility, and their affiliates, have various relationships with GM and its subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services, and foreign exchange and other derivative arrangements.

The foregoing description does not constitute a complete summary of the 364-Day Facility and is qualified by reference in its entirety to the full text of the 364-Day Facility filed herewith.

ITEM 9.01 Financial Statements and Exhibits

EXHIBIT

Exhibit	Description

Exhibit 10.1†	Eighth Amended and Restated 364-Day Revolving Credit Agreement, dated as of March 23, 2026, among General Motors Company, General Motors Financial Company, Inc., the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†	Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

	By:	/s/ JOHN S. KIM
Date: March 23, 2026		John S. Kim Assistant Corporate Secretary